NORTHLAND CRANBERRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
YEAR ENDED AUGUST 31, 2004
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical	Branded Juice Adjustment	Ocean Spray Adjustment	As Adjusted
Net revenues	$74,045	$(47,544)	$0	$26,501
Cost of sales	(50,969)	35,871	0	(15,098)

Gross profit	23,076	(11,673)	0	11,403
Selling, general and administrative
expenses	(18,996)	9,482	5,893	(3,621)
Write down of long-lived assets and assets
held for sale	(558)	0	0	(558)
Gain on disposal of business and property
and equipment	2,851	0	0	2,851
Other income	3,000	0	0	3,000

Income (loss) from operations	9,373	(2,191)	5,893	13,075
Interest expense	(2,886)	560	2,294	(32)
Gain on debt extinguishment	5,339	0	0	5,339
Interest income	47	0	0	47

Income (loss) before income taxes	11,873	(1,631)	8,187	18,429

Income tax benefit	6,156	0	0	6,156

Net income (loss)	$18,029	$(1,631)	$8,187	$24,585

Net income (loss) per common share:
Basic:	$0.19	$(0.02)	$0.09	$0.26
Diluted:	$0.18	$(0.02)	$0.08	$0.24
Shares used in computing net income (loss)
per share:
Basic	93,403,758	93,403,758	93,403,758	93,403,758
Diluted	100,939,523	100,939,523	100,939,523	100,939,523

See notes to unaudited pro forma condensed consolidated financial statements.

NORTHLAND CRANBERRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED FEBRUARY 28, 2005
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical	Ocean Spray Adjustment	As Adjusted
Net revenues	$17,709	$0	$17,709
Cost of sales	(11,655)	0	(11,655)

Gross profit	6,054	0	6,054
Selling, general and administrative expenses	(4,091)	1,847	(2,244)
Gain on disposal of property and equipment	7,731	0	7,731

Income from operations	9,694	1,847	11,541
Interest expense	(1,810)	1,796	(14)
Loss on debt extinguishment	(1,731)	0	(1,731)
Interest income	102	0	102

Income before income taxes	6,255	3,643	9,898
Income tax expense	(3,133)	0	(3,133)

Income from continuing operations	$3,122	$3,643	$6,765

Income from continuing operations
per common share
Basic:	$0.03	$0.04	$0.07
Diluted:	$0.03	$0.04	$0.07
Shares used in computing income from continuing
operations per share:
Basic	94,091,633	94,091,633	94,091,633
Diluted	100,975,372	100,975,372	100,975,372

See notes to unaudited pro forma condensed consolidated financial statements.

NORTHLAND CRANBERRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 28, 2005
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical	Ocean Spray Adjustment	As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$999	$4,662	$4,763
Accounts receivable - net	1,072	0	1,072
Note receivable and accounts receivable - other	3,014	0	3,014
Inventories	20,745	(898)	19,847
Prepaid expenses and other current assets	1,017	0	1,017
Deferred income taxes	3,175	(3,175)	0

Total current assets	30,022	589	30,611
Property and equipment - net	46,386	(22,818)	23,568
Other assets	809	0	809
Debt issuance cost - net	349	0	349

Total assets	$77,566	$(22,229)	$55,337

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,621	$0	$6,621
Accrued liabilities	8,507	(5,000)	3,507
Current maturities of long-term debt:
Outstanding principal payments	13,723	(13,573)	150
Future interest payments from debt restructuring	186	(186)	0

Current maturities of long-term debt	13,909	(13,759)	150

Total current liabilities	29,037	(18,759)	10,278
Long-term debt, less current maturities:
Outstanding principal payments	8,053	(7,753)	300
Future interest payments from debt restructuring	1,076	(1,076)	0

Long-term debt, less current maturities	9,129	(8,829)	300

Total liabilities	38,166	(27,588)	10,578

Shareholders' equity:
Common stock - Class A, $.01 par value, 94,091,633 shares
issued and outstanding	941	0	941
Redeemable preferred stock - Series B, $.01 par value, 100
shares issued and outstanding	0	0	0
Additional paid-in capital	154,902	0	154,902
Accumulated deficit	(116,443)	5,359	(111,084)

Total shareholders' equity	39,400	5,359	44,759

Total liabilities and shareholders' equity	$77,566	$(22,229)	$55,337

See notes to unaudited pro forma condensed consolidated financial statements.

NORTHLAND CRANBERRIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The pro forma financial data do not purport to project our results of operations for the current year or for any future period. The pro forma financial data are based upon, and should be read in connection with, the latest audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 and the Company’s Quarterly Report on Form 10-Q for the six months ended February 28, 2005.

The pro forma condensed consolidated statements of income for the year ended August 31, 2004 have been prepared to show two adjustments (i) the sale of the branded juice business as reported in the Form 8-K filed with the Securities and Exchange Commission February 28, 2005 and (ii) the sale of nine cranberry marshes (including the Warrens marsh, which is scheduled to close on or before June 10, 2005), pursuant to the option agreement with Ocean Spray.

The pro forma condensed consolidated statements of income for the six months ended February 28, 2005 have been prepared to show the adjustment for the sale of nine cranberry marshes pursuant to the option agreement with Ocean Spray (the sale of the branded juice business, which was sold in February 2005, is already reflected as discontinued operations within the historical financial data presented).

The pro forma condensed consolidated statements of income do not reflect the gain on the sale of nine cranberry marshes of approximately $5.4 million (net of income taxes).

Branded Juice Adjustments:

1.	The unaudited pro forma condensed consolidated statements of income for year ended August 31, 2004 are based on the financial statements of the Company after giving effect to the following pro forma adjustments:

(a)	The reduction in revenue and cost of goods sold as a result of the sale of the branded juice business;
(b)	The reduction in selling, general and administrative expenses as a result of the sale;
(c)	The decrease in interest expense as a result of the reduction in debt due to the application of proceeds from the sale of the branded juice business; and
(d)	There is no provision for income tax expense resulting from the pro forma adjustments as any tax expense associated with the adjustments would be offset by the reversal of previously unrecognized valuation allowances on net operating loss carry forwards.

Ocean Spray Adjustments:

1.	The unaudited pro forma condensed consolidated balance sheets have been prepared to reflect the sale by the Company of nine cranberry marshes (including the Warrens marsh, which is scheduled to close on or before June 10, 2005). The pro forma adjustments as of February 28, 2005 reflect the following:

(a)	The receipt of cash from the sale of the nine cranberry marshes;
(b)	The reduction of debt from the proceeds of the sale of the nine cranberry marshes;
(c)	The assets sold; and
(d)	The liabilities extinguished.

2.	The unaudited pro forma condensed consolidated statements of income for the year ended August 31, 2004 are based on the financial statements of the Company after giving effect to the following pro forma adjustments:

(a)	The reduction of selling, general and administrative expenses as a result of the sale of the nine cranberry marches is based on management estimates;
(b)	The decrease in interest expense as a result of the reduction in debt due to the application of proceeds from the sale of the nine cranberry marshes; and
(c)	There is no provision for income tax expense resulting from the pro forma adjustments as any tax expense associated with the adjustments would be offset by the reversal of previously unrecognized valuation allowances on net operating loss carry forwards.

3.	The unaudited pro forma condensed consolidated statements of income for the six months ended February 28, 2005 are based on the financial statements of the Company after giving effect to the following pro forma adjustments:

(a)	The reduction in selling, general and administrative expenses as a result of the sale of the nine cranberry marshes;
(b)	The decrease in interest expense as a result of the reduction in debt due to the application of proceeds from the sale of the nine cranberry marshes; and
(c)	There is no provision for income tax expense resulting from the pro forma adjustments as any tax expense associated with the adjustments would be offset by the reversal of previously unrecognized valuation allowances on net operating loss carry forwards.